Exhibit 4.8

JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of September 6, 2016 between

BANK OF MONTREAL

as Priority Lien Agent,

and

BANK OF MONTREAL

as Second Lien Collateral Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN (A) THE INDENTURE DATED AS OF SEPTEMBER 6, 2016, AMONG COMSTOCK RESOURCES, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS SECOND LIEN TRUSTEE, (B) THE INDENTURE DATED AS OF SEPTEMBER 6, 2016, AMONG COMSTOCK RESOURCES, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS SECOND LIEN TRUSTEE, (C) THE INDENTURE DATED AS OF SEPTEMBER 6, 2016 AMONG COMSTOCK RESOURCES, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS PRIORITY LIEN TRUSTEE, (D) THE CREDIT AGREEMENT DATED AS OF MARCH 4, 2015, AS AMENDED, SUPPLEMENTED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, AMONG COMSTOCK RESOURCES, INC., AS BORROWER, THE LENDERS PARTY THERETO FROM TIME TO TIME AND BANK OF MONTREAL, AS ADMINISTRATIVE AGENT, (E) THE AMENDED AND RESTATED PRIORITY LIEN INTERCREDITOR AGREEMENT DATED AS OF SEPTEMBER 6, 2016, AMONG COMSTOCK RESOURCES, INC., CERTAIN OF ITS SUBSIDIARIES FROM TIME TO TIME PARTY THERETO, BANK OF MONTREAL, AS PARI PASSU COLLATERAL AGENT AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS TRUSTEE, (F) THE OTHER NOTE DOCUMENTS REFERRED TO IN SUCH INDENTURES AND (G) THE OTHER LOAN DOCUMENTS REFERRED TO IN SUCH CREDIT AGREEMENT.

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Table of Contents

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Table of Contents

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ARTICLE X.	SECOND LIEN RIGHT TO PURCHASE	40

Section 10.01	Purchase Right	40

Section 10.02	Purchase Notice	40

Section 10.03	Purchase Price	40

Section 10.04	Purchase Closing	41

Section 10.05	Actions After Purchase Closing	41

Section 10.06	No Recourse or Warranties; Defaulting Priority Lien Secured Parties	41

Annex and Exhibits

Annex I

Exhibit A	Form of Priority Confirmation Joinder

Exhibit B	Security Documents

JUNIOR LIEN INTERCREDITOR AGREEMENT, dated as of September 6, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), between BANK OF MONTREAL, as collateral agent for the Priority Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Original Priority Lien Agent”), and BANK OF MONTREAL, as collateral agent for the Second Lien Secured Parties referred to herein (in such capacity, and together with its successors and assigns in such capacity, the “Original Second Lien Collateral Agent).”

Reference is made to (a) the Priority Credit Agreement (defined below), (b) the Priority Lien Indenture (defined below) governing the Priority Lien Notes (defined below). (c) the 2019 Second Lien Indenture (defined below) governing the 2019 Second Lien Indenture Notes (defined below) and (d) the 2020 Second Lien Indenture (defined below) governing the 2020 Second Lien Indenture Notes (defined below).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Priority Lien Agent (for itself and on behalf of the Priority Lien Secured Parties) and the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties) agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01 Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any reference herein to any agreement, instrument, other document, statute or regulation shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) Unless otherwise set forth herein, all references herein to (i) the Priority Lien Agent shall be deemed to refer to the Priority Lien Agent in its capacity as administrative agent under the Priority Lien Security Documents, and (ii) the Second Lien Collateral Agent shall be deemed to refer to the Second Lien Collateral Agent in its capacity as collateral agent under the Second Lien Security Documents.

(d) As used in this Agreement, the following terms have the meanings specified below:

“2019 Second Lien Indenture” means the Indenture, dated as of September 6, 2016, among Comstock, the other Grantors party thereto from time to time, and the Second Lien Trustee, regarding the 2019 Second Lien Indenture Notes.

“2019 Second Lien Indenture Notes” means the 7 3⁄4% Convertible Secured PIK Notes due 2019 issued on and after the date hereof under the 2019 Second Lien Indenture (including, for the avoidance of doubt, additional securities issued in connection with the payment of interest in kind on such notes).

“2020 Second Lien Indenture” means the Indenture, dated as of September 6, 2016, among Comstock, the other Grantors party thereto from time to time, and the Second Lien Trustee, regarding the 2020 Second Lien Indenture Notes.

“2020 Second Lien Indenture Notes” means the 9 1⁄2% Convertible Secured PIK Notes issued on and after the date hereof under the 2020 Second Lien Indenture (including, for the avoidance of doubt, additional securities issued in connection with the payment of interest in kind on such notes).

“Accounts” has the meaning assigned to such term in Section 3.01(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means the Priority Lien Agent and/or the Second Lien Collateral Agent, as applicable.

“Authorized Representative” means (a) in the case of the Priority Credit Agreement, the Revolving Credit Agreement Agent (as defined in the Priority Lien Intercreditor Agreement), (b) in the case of the Priority Lien Indenture, the Priority Lien Trustee, and (c) in the case of any Series of Second Lien Debt, the Authorized Representative named for such Series in the applicable Second Lien Indenture.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York State, Texas State or the place of payment.

“Capital Stock” means (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Class” means (a) in the case of Priority Lien Debt, the Priority Lien Debt, taken together, (b) in the case of Second Lien Debt, the Second Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the Priority Lien Collateral and/or the Second Lien Collateral.

“Commodity Agreements” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement, cap or collar contract, hedging contracts or other derivative contracts or other similar agreement or arrangement in respect of Hydrocarbons used, produced, processed or sold by such Person and designed to protect such Person against fluctuation in Hydrocarbon prices.

“Comstock” means Comstock Resources, Inc., a Nevada corporation.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Priority Credit Agreement and any Refinancing Priority Credit Agreement), with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced in whole or in part from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the indebtedness thereunder or increasing the amount loaned thereunder or altering the maturity thereof; excluding, for purposes of clarification, the Priority Lien Indenture and any other debt securities.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, currency futures contract, currency option agreement or other similar agreement intended to manage exposure to fluctuations in currency exchange rates.

“Defaulting Priority Lien Secured Party” has the meaning assigned to such term in Section 10.06(c).

“DIP Financing” has the meaning assigned to such term in Section 4.02(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 4.02(b).

“DIP Lenders” has the meaning assigned to such term in Section 4.02(b).

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(b) payment in full in cash of the principal of and interest, fees and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit and Excess Priority Lien Obligations);

(c) discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all outstanding letters of credit constituting Priority Lien Debt;

(d) payment in full in cash of obligations in respect of Hedging Obligations that are secured by the Priority Liens (and, with respect to any particular Hedge Obligation, termination of such agreement and payment in full in cash of all obligations thereunder or such other arrangements as have been made by the counterparty thereto (and communicated to the Priority Lien Agent)); and

(e) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at or prior to such time);

provided that, if, at any time after the Discharge of Priority Lien Obligations has occurred, Comstock or any other Grantor enters into any Priority Lien Document evidencing a Priority Lien Obligation which incurrence is not prohibited by the applicable Secured Debt Documents, then such Discharge of Priority Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement with respect to such new Priority Lien Obligations (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Priority Lien Obligations), and, from and after the date on which Comstock designates such Indebtedness as Priority Lien Debt in accordance with this Agreement, the obligations under such Priority Lien Document shall automatically and without any further action be treated as Priority Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth in this Agreement, any Second Lien Obligations shall be deemed to have been at all times Second Lien Obligations and at no time Priority Lien Obligations. For the avoidance of doubt, a Replacement as contemplated by Section 4.04 shall not be deemed to cause a Discharge of Priority Lien Obligations.

“Disposition” shall mean any sale, lease, exchange, assignment, license, contribution, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Excess Priority Lien Obligations” means Obligations constituting Priority Lien Obligations for the principal amount of loans, letters of credit, reimbursement obligations and Priority Lien Notes under the Priority Lien Documents to the extent that such Obligations are in excess of the Priority Lien Cap.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” means Comstock, and each subsidiary of Comstock that shall have granted any Lien in favor of any of the Priority Lien Agent, or the Second Lien Collateral Agent on any of its assets or properties to secure any of the Secured Obligations.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Agreements.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, petroleum and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against Comstock or any other Grantor under the Bankruptcy Code or any other Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Comstock or any other Grantor, any receivership or assignment for the benefit of creditors relating to Comstock or any other Grantor or any similar case or proceeding relative to Comstock or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Comstock or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of Comstock or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit whether or not drawn), premium, interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of Comstock (as applicable) by an Officer of Comstock.

“Original Priority Lien Agent” has the meaning assigned to such term in the preamble hereto.

“Original Second Lien Collateral Agent” has the meaning assigned to such term in the preamble hereto.

“Original 2019 Second Lien Trustee” means American Stock Transfer & Trust Company, LLC, in its capacity as trustee under the 2019 Second Lien Indenture, and together with its successors in such capacity.

“Original 2020 Second Lien Trustee” means American Stock Transfer & Trust Company, LLC, in its capacity as trustee under the 2020 Second Lien Indenture, and together with its successors in such capacity.

“Pari Passu Excluded Collateral” has the meaning set forth in the Priority Lien Intercreditor Agreement.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit A.

“Priority Credit Agreement” means (a) the Credit Agreement dated as of March 4, 2015, among Comstock, as Borrower, the Lenders party thereto from time to time and Bank of Montreal, as Administrative Agent, as amended, restated, amended and restated, adjusted, waived, renewed, extended, increased, supplemented or otherwise Replaced from time to time with the same and/or different lenders (who, for the avoidance of doubt, must be (i) lenders party to the Priority Credit Agreement on the date hereof, (ii) commercial bank lenders, (iii) investment banks, or (iv) Affiliates of Persons described in the foregoing clauses (i), (ii) and (iii), which, in each case, regularly participate in reserve based credit facilities) (such Replaced credit facility, a “Refinancing Priority Credit Agreement”) and/or agents and (b) any credit agreement, loan agreement or any other agreement or instrument evidencing or governing the terms of any Priority Substitute Credit Facility.

“Priority Lien” means a Lien granted, or purported to be granted, by Comstock or any other Grantor in favor of the Priority Lien Agent, at any time, upon any Property of Comstock or any other Grantor to secure Priority Lien Obligations (including Liens on such Collateral under the security documents associated with any Priority Substitute Credit Facility).

“Priority Lien Agent” means the Original Priority Lien Agent, and its replacements, successors and assigns, in its capacity as the collateral agent for all holders of “Pari Passu Obligations” (as defined in the Priority Lien Intercreditor Agreement).

“Priority Lien Cap” means, as of any date, (a) the aggregate principal amount of Priority Lien Debt and all other Obligations in respect of Priority Lien Debt; provided that (i) the aggregate principal amount of all such Indebtedness outstanding under the Priority Credit Agreement at any time does not exceed $50 million after giving effect to the application of the proceeds therefrom, and (ii) the aggregate principal amount of Priority Lien Notes under the Priority Lien Indenture at any time does not exceed $791,875,000, plus (b) the amount of all Hedging Obligations, to the extent such Hedging Obligations are secured by the Priority Liens, plus (c) the amount of accrued and unpaid interest (excluding any interest paid-in-kind) and outstanding fees, to the extent such Obligations are secured by the Priority Liens. For purposes of this definition, all letters of credit will be valued at the face amount thereof, whether or not drawn.

“Priority Lien Collateral” shall mean all “Collateral” or “Mortgaged Property”, as defined in the Priority Credit Agreement or any other Priority Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Priority Lien Obligation.

“Priority Lien Debt” means (i) the indebtedness under the Priority Credit Agreement (including letters of credit (with outstanding letters of credit being deemed to have a principal amount equal to the stated amount thereof) and reimbursement obligations with respect thereto) and additional indebtedness under any Priority Substitute Credit Facility, and (ii) indebtedness outstanding under the Priority Lien Indenture, in each case that was permitted to be incurred and secured under the Priority Credit Agreement, the Second Lien Indentures and any Second Lien Substitute Facility.

“Priority Lien Documents” means the Priority Credit Agreement, the Priority Lien Indenture, the Priority Lien Security Documents, the other “Loan Documents” (as defined in the Priority Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any Priority Substitute Credit Facility.

“Priority Lien Indenture” means the Indenture dated as of September 6, 2016 among Comstock, the other Grantors party thereto, and American Stock Transfer & Trust Company, LLC, as trustee, regarding the Priority Lien Notes, as such Indenture may be amended, restated, modified, renewed, refunded, replaced or refinanced in compliance with the Priority Lien Intercreditor Agreement.

“Priority Lien Intercreditor Agreement” means that certain Amended and Restated Priority Lien Intercreditor Agreement dated as of September 6, 2016, among the Pari Passu Collateral Agent (as defined therein) the Revolving Credit Agreement Agent (as defined therein), the Trustee (as defined therein) and Comstock, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in compliance with the Priority Lien Intercreditor Agreement.

“Priority Lien Notes” means the Senior Secured Toggle Notes due 2020 issued on the date hereof under the Priority Lien Indenture and the additional Senior Secured Toggle Notes due 2020 issued hereafter under the Priority Lien Indenture.

“Priority Lien Note Obligations” has the meaning assigned to such term in Section 10.01(a).

“Priority Lien Obligations” means the “Pari Passu Obligations”, as defined in the Priority Lien Intercreditor Agreement, as in effect on the date hereof.

“Priority Lien Secured Party” means, at any time, each “Pari Passu Secured Party”, as defined in the Priority Lien Intercreditor Agreement, as in effect on the date hereof.

“Priority Lien Security Documents” means the Priority Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in Part A of Exhibit B hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by Comstock or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Priority Substitute Credit Facility).

“Priority Substitute Credit Facility” means any Credit Facility with respect to which the requirements contained in Section 4.04 of this Agreement have been satisfied and that Replaces the Priority Credit Agreement then in existence. For the avoidance of doubt, no Priority Substitute Credit Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement or any other agreement or instrument; provided that any Priority Lien securing such Priority Substitute Credit Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Priority Lien Trustee” means the “Trustee” as defined in the Priority Lien Intercreditor Agreement.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Purchase Date” has the meaning assigned to such term in Section 10.02(a).

“Purchase Event” has the meaning assigned to such term in Section 10.01(a).

“Purchase Notice” has the meaning assigned to such term in Section 10.02(a).

“Purchasing Holders” has the meaning assigned to such term in Section 10.01(a).

“Replaces” means, (a) in respect of any agreement with reference to the Priority Credit Agreement, the Priority Lien Indenture, or the Priority Lien Obligations or any Priority Substitute Credit Facility, that such agreement refunds, refinances or replaces the Priority Credit Agreement, the Priority Lien Indenture, the Priority Lien Obligations or such Priority Substitute Credit Facility in whole (in a transaction that is in compliance with Section 4.04) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Credit Agreement, the Priority Lien Indenture, Priority Lien Obligations or such Priority Substitute Credit Facility, in part, and (b) in respect of any agreement with reference to the Second Lien Documents, the Second Lien Obligations or any Second Lien Substitute Facility, that such indebtedness refunds, refinances or replaces the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility in whole (in a transaction that is in compliance with Section 4.04) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Second Lien Documents, the Second Lien Obligations or such Second Lien Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Second Lien” means a Lien granted, or purported to be granted, by Comstock or any other Grantor in favor of the Second Lien Collateral Agent, at any time, upon any property of Comstock or any other Grantor to secure Second Lien Obligations (including Liens on such Collateral under the security documents associated with any Second Lien Substitute Facility).

“Second Lien Collateral” shall mean all “Collateral” or “Mortgaged Property”, as defined in any Second Lien Document, and any other assets of any Grantor now or at any time hereafter subject to Liens which secure, but only to the extent securing, any Second Lien Obligations.

“Second Lien Collateral Agent” means the Original Second Lien Collateral Agent and its replacements, successors and assigns, in its capacity as the collateral agent for all holders of Second Lien Obligations.

“Second Lien Debt” means the indebtedness under the Second Lien Indenture Notes issued on and after the date hereof and guarantees thereof that was permitted to be incurred and secured in accordance with the Secured Debt Documents, and all Indebtedness incurred under any Second Lien Substitute Facility.

“Second Lien Documents” means each Second Lien Indenture, the Second Lien Indenture Notes, the Second Lien Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing the Second Lien Obligations or any Second Lien Substitute Facility.

“Second Lien Indentures” means (i) the 2019 Second Lien Indenture, and (ii) the 2020 Second Lien Indenture, in each case as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof unless restricted by the terms of this Agreement, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Second Lien Substitute Facility.

“Second Lien Indenture Notes” means (i) the 2019 Second Lien Indenture Notes, and (ii) the 2020 Second Lien Indenture Notes.

“Second Lien Obligations” means Second Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Second Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Second Lien Indenture and the other Second Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.

“Second Lien Pledge Agreement” means the Second Lien Pledge Agreement and Irrevocable Proxy dated as of September 6, 2016, by and among Comstock, each of the other Grantors party thereto and the Second Lien Collateral Agent, for the ratable benefit of the Second Lien Secured Parties.

“Second Lien Secured Parties” means, at any time, the Second Lien Trustee, the Second Lien Collateral Agent, the trustees, agents and other representatives of the holders of the Second Lien Indenture Notes who maintain the transfer register for such Second Lien Indenture Notes, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Second Lien Document and each other holder of, or obligee in respect of, any Second Lien Indenture Notes, any holder or lender pursuant to any Second Lien Document outstanding at such time.

“Second Lien Security Agreement” means the Second Lien Security Agreement dated as of September 6, 2016, by and among Comstock, each of the other Grantors party thereto and the Second Lien Collateral Agent, for the ratable benefit of the Second Lien Secured Parties.

“Second Lien Security Documents” means the Second Lien Security Agreement, Second Lien Pledge Agreement and each other agreement listed in Part B of Exhibit B hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements, or grants or transfers for security, now existing or entered into after the date hereof, executed and delivered by Comstock or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Agent (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Second Lien Substitute Facility), in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 4.05.

“Second Lien Substitute Facility” means any facility with respect to which the requirements contained in Section 4.04 of this Agreement have been satisfied and that is permitted to be incurred pursuant to the Priority Lien Documents, and, in the case of a Replacement of the Second Lien Indenture Notes in part, the Second Lien Documents, the proceeds of which are used to, among other things, Replace any Second Lien Indenture. For the avoidance of doubt, no Second Lien Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Second Lien Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Second Lien Obligations are subject to under this Agreement.

“Second Lien Trustee” means (i) the Original 2019 Second Lien Trustee, (ii) the Original 2020 Second Lien Trustee, and (iii) in the case of any Second Lien Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“Secured Debt” means the Priority Lien Debt and the Second Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Second Lien Documents.

“Secured Debt Representative” means the Priority Lien Agent and the Second Lien Collateral Agent.

“Secured Obligations” means the Priority Lien Obligations and the Second Lien Obligations.

“Secured Parties” means the Priority Lien Secured Parties and the Second Lien Secured Parties.

“Security Documents” means the Priority Lien Security Documents and the Second Lien Security Documents.

“Series of Second Lien Debt” means the Second Lien Debt under the 2019 Second Lien Indenture and the Second Lien Debt under the 2020 Second Lien Indenture.

“Series of Secured Debt” means the Priority Lien Debt and the Second Lien Debt.

“Standstill Period” has the meaning assigned to such term in Section 3.02.

“subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are that Person or one or more subsidiaries of that Person (or any combination thereof).

ARTICLE II.

LIEN PRIORITIES

Section 2.01 Relative Priorities. (a) The grant of the Priority Liens pursuant to the Priority Lien Documents and the grant of the Second Liens pursuant to the Second Lien Documents create two separate and distinct Liens on the Collateral.

(b) Notwithstanding anything contained in this Agreement, the Priority Lien Documents, the Second Lien Documents, or any other agreement or instrument or operation of law to the contrary, or any other circumstance whatsoever and irrespective of (i) how a Lien was acquired (whether by grant, possession, statute, operation of law, subrogation, or otherwise), (ii) the time, manner, order of the grant, attachment or perfection of a Lien, (iii) any conflicting provision of the New York UCC or other applicable law, (iv) any defect in, or non-perfection, setting aside, or avoidance of, a Lien or a Priority Lien Document or a Second Lien Document, (v) the modification of a Priority Lien Obligation or a Second Lien Obligation or (vi) the subordination of a Lien on Collateral securing a Priority Lien Obligation to a Lien securing another obligation of Comstock or other Person that is permitted under the Priority Lien Documents as in effect on the date hereof or securing a DIP Financing, or the subordination of a Lien on Collateral securing a Second Lien Obligation to a Lien securing another obligation of Comstock or other Person (other than a Priority Lien Obligation) that is permitted under the Second Lien Documents as in effect on the date hereof, the Second Lien Collateral Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees that:

(i) any Priority Lien on any Collateral now or hereafter held by or for the benefit of any Priority Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral,

(ii) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all Priority Liens on any Collateral, in any case, subject to the Priority Lien Cap as provided herein, and

(iii) any Second Lien on any Collateral now or hereafter held by or for the benefit of any Second Lien Secured Party shall be equal in right, priority, operation, effect and all other respects to any and all Second Liens on any Collateral.

(c) It is acknowledged that, subject to the Priority Lien Cap (as provided herein), (i) the aggregate amount of the Priority Lien Obligations may be increased from time to time pursuant to the terms of the Priority Lien Documents, (ii) a portion of the Priority Lien Obligations under the Priority Lien Credit Agreement consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) (A) the Priority Lien Documents may be replaced, restated, supplemented, restructured or otherwise amended or modified from time to time and (B) the Priority Lien Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, in the case of the foregoing (A) and (B), all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of any of the Priority Lien Obligations (or any part thereof) or the Second Lien Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Priority Lien Obligations or by any action that any Secured Debt Representative or other Secured Party may take or fail to take in respect of any Collateral.

Section 2.02 Prohibition on Marshalling, Etc. Until the Discharge of Priority Lien Obligations, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party will assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available to a junior secured creditor with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law.

Section 2.03 No New Liens. The parties hereto agree that, (a) so long as the Discharge of Priority Lien Obligations has not occurred, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to, (i) grant or permit any additional Liens on any asset of a Grantor to secure any Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, a Lien on such asset of such Grantor to secure the Priority Lien Obligations and has taken all actions required to perfect such Liens; or (ii) grant or permit any additional Liens on any asset of a Grantor to secure any Priority Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, a Lien on such asset of such Grantor to secure the Second Lien Obligations and has taken all actions required to perfect such Liens; provided, however, the refusal or inability of the Second Lien Collateral Agent to accept such Lien will not prevent the Priority Lien Agent from taking the Lien and (b) after the Discharge of Priority Lien Obligations, none of the Grantors shall, nor shall any Grantor permit any of its subsidiaries to grant or permit any additional Liens on any asset of a Grantor to secure any Series of Second Lien Obligation, or take any action to perfect any additional Liens, unless it has granted, or substantially concurrently therewith grants (or offers to grant), a Lien on such asset of such Grantor to secure the other Series of Second Lien Obligations; provided, however, the refusal or inability of the Second Lien Collateral Agent for such other Series of Second Lien Debt to accept such Lien will not prevent such Second Lien Collateral Agent from taking the Lien, with each such Lien as described in clauses (a) and (b) of this Section 2.03 to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the Priority Lien Agent, the other Priority Lien Secured Parties, the Second Lien Collateral Agent or the other Second Lien Secured Parties, each of the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties agrees that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 3.05(b).

Section 2.04 Similar Collateral and Agreements. The parties hereto acknowledge and agree that it is their intention that the Priority Lien Collateral and the Second Lien Collateral be identical, provided, however, notwithstanding anything herein to the contrary, in no event shall the Priority Lien Agent, any Priority Lien Secured Party (other than the Revolving Credit Agreement Agent and the Revolving Credit Agreement Secured Parties), the Second Lien Collateral Agent or any Second Lien Secured Party have a Lien on any Pari Passu Excluded Collateral. In furtherance of the foregoing, the parties hereto agree (a) to cooperate in good faith in order to determine, upon any reasonable request by the Priority Lien Agent or the Second Lien Collateral Agent, the specific assets included in the Priority Lien Collateral and the Second Lien Collateral, the steps taken to perfect the Priority Liens and the Second Liens thereon and the identity of the respective parties obligated under the Priority Lien Documents and the Second Lien Documents in respect of the Priority Lien Obligations and the Second Lien Obligations, respectively, (b) that the Second Lien Security Documents providing for the Second Liens shall be in all material respects the same forms of documents providing for the Priority Liens as the respective Priority Lien Security Documents creating Liens on the Collateral other than as to (i) the priority nature of the Liens created thereunder in such Collateral, (ii) such other modifications to such Second Lien Security Documents which are less restrictive than the corresponding Priority Lien Security Documents, (iii) provisions in the Second Lien Security Documents which relate solely to the rights and duties of the Second Lien Collateral Agent and the other Second Lien Secured Parties, and (iv) such deletions or modifications of representations, warranties and covenants as are customary with respect to security documents establishing Liens securing publicly traded debt securities, and (v) excluding any Lien upon the Pari Passu Excluded Collateral, (c) that at no time shall there be any Grantor that is an obligor in respect of the Second Lien Obligations that is not also an obligor in respect of the Priority Lien Obligations.

Section 2.05 No Duties of Agents. (a) Each Agent, for itself and on behalf of the applicable Secured Parties, acknowledges and agrees that no Agent nor any other Secured Party shall have any duties or other obligations to any Second Lien Secured Party with respect to any Collateral, other than to transfer any remaining Collateral and any proceeds of the sale or other Disposition of any such Collateral remaining in its possession in compliance with this

Agreement in each case, without representation or warranty on the part of either Agent or any other Secured Party. Each Agent, for itself and on behalf of each applicable Secured Party, hereby waives any claim any Secured Party may now or hereafter have against either Agent or any of its officers, directors, employees and agents, as the case may be, or any other Secured Party or any of its officers, directors, employees and agents, as the case may be, arising out of any actions which either Agent or any other Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or any part of the Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Secured Debt Documents or the valuation, use, protection or release of any security for the Secured Obligations.

(b) In furtherance of the foregoing, each Second Lien Secured Party acknowledges and agrees that until the Discharge of Priority Lien Obligations (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following the expiration of any applicable Standstill Period), the Priority Lien Agent shall be entitled, for the benefit of the Priority Lien Secured Parties, to sell, transfer or otherwise Dispose of or deal with the Collateral, as provided herein and in the Priority Lien Documents, without regard to any Second Lien or any rights to which the Second Lien Collateral Agent or any other Second Lien Secured Party would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, agrees that neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Collateral, or to sell, Dispose of or otherwise liquidate all or any portion of such Collateral, in any manner that would maximize the return to the Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, Disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties, from such realization, sale, Disposition or liquidation.

(c) Without limiting the generality of the foregoing, each Agent:

(i) shall not be subject to any fiduciary or other implied duties of any kind or nature to any Person, regardless of whether an event of default under any Secured Debt Document has occurs and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents; provided that each Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Secured Debt Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the Secured Debt Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Comstock or any of its Affiliates that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Controlling Party (as defined in the Priority Lien Intercreditor Agreement) or (B) in the absence of its own gross negligence or willful misconduct, which may include reliance in good faith on a certificate of an authorized officer of Comstock stating that such action is permitted by the terms of this Agreement; and shall be deemed not to have knowledge of any event of default under any Series of Secured Debt unless and until written notice describing such event of default is given by Comstock to such Agent by the Authorized Representative of such Secured Debt;

(v) shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement, any Priority Lien Document or any Second Lien Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any event of default or other default, (D) the validity, enforceability, effectiveness or genuineness of the Agreement, any Priority Lien Document, any Second Lien Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by any Priority Lien Document or Second Lien Document, (E) the value or the sufficiency of the Collateral, (F) the satisfaction of any condition set forth in any Priority Lien Document or Second Lien Document, (G) the state of title to any property purportedly owned by Comstock or any other Person, or (H) the percentage or other measurement of Comstock’s or any other Person’s property which is subject to any Lien or security interests, other than to confirm receipt of items expressly required to be delivered to such Agent;

(vi) shall not have any fiduciary duties or contractual obligations of any kind or nature under any Priority Lien Document or Second Lien Document (but shall be entitled to all protection provided to such Agent herein);

(vii) with respect to any Priority Lien Document or Second Lien Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation;

(viii) may conclusively rely on any certificate of an officer of Comstock provided pursuant to hereunder;

(ix) whenever reference is made in any Priority Lien Document or Second Lien Document to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by such Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Priority Lien Agent, it is understood that in all cases such Agent shall be acting, giving, withholding, suffering, omitting, making or otherwise undertaking and exercising the same (or shall not be undertaking and exercising the same) solely as directed in writing in accordance with the Priority Lien Intercreditor Agreement and/or this Agreement, as applicable; this provision is intended solely for the benefit of such Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Priority Lien Document or Second Lien Document, or confer any rights or benefits on any party hereto or thereto;

(x) notwithstanding any other provision of this Agreement or any Priority Lien Document or any Second Lien Document to the contrary, shall not be liable for any indirect, incidental, consequential, punitive or special losses or damages, regardless of the form of action and whether or not any such losses or damages were foreseeable or contemplated;

(xi) shall not be required to expand or risk any of its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, and shall not be obligated to take any legal or other action hereunder, which might in its judgment involve or cause it to incur any expense or liability, unless it shall have been furnished with acceptable indemnification; and

(xii) may (and any of its Affiliates may) accept deposits from, lend money to ,act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Grantor or any Subsidiary or Affiliate thereof as if such Person were not an Agent and without any duty to any other Secured Party, including any duty to account therefor.

(d) The Grantors agree that they shall defend and be jointly and severally liable to reimburse and indemnify each Agent for reasonable expenses actually incurred by such Agent in connection with the execution, delivery, administration and enforcement of this Agreement and from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, actual reasonable expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against such Agent, in any way relating to or arising out of this Agreement or any other document delivered in connection herewith or the transactions contemplated hereby, or the enforcement of any of the terms hereof, in each case, except to the extent caused by its gross negligence or willful misconduct. The obligations of the Grantors under this Section 2.05(d) shall survive payment of the Secured Obligations and termination of this Agreement and all of the Secured Debt Documents.

(e) Each Secured Party acknowledges that, in addition to acting as the initial Priority Lien Agent, and the initial Second Lien Collateral Agent, Bank of Montreal also serves as Revolving Credit Agreement Agent, and that Bank of Montreal or one or more of its Affiliates may have jointly arranged, syndicated, placed or otherwise participated in the facilities and indebtedness contemplated by the Revolving Credit Agreement and the Second Lien Debt, and each Secured Party hereby waives any right to make any objection or claim against Bank of Montreal, and of its Affiliates or its counsel (or any successor Priority Lien or Second Lien Collateral Agent or its counsel) based on any alleged conflict of interest or breach of duties arising from the Priority Lien Agent or Second Lien Collateral Agent, and the Bank of Montreal or its Affiliates also serving in such other capacities. Any knowledge obtained by the Revolving Credit Agreement Agent or any Affiliate of Bank of Montreal regarding the Comstock, any grantor or the nature of the transaction described herein, including a default or potential event of default shall not be imputed to the Priority Lien Agent.

ARTICLE III.

ENFORCEMENT RIGHTS

Section 3.01 Limitation on Enforcement Action. Prior to the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that, subject to Section 3.05(b) and Section 4.07, neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Collateral under any Second Lien Security Document, applicable law or otherwise (including but not limited to any right of setoff), it being agreed that only the Priority Lien Agent, acting in accordance with the applicable Priority Lien Documents, shall have the exclusive right (and whether or not any Insolvency or Liquidation Proceeding has been commenced), to take any such actions or exercise any such remedies, in each case, without any consultation with or the consent of the Second Lien Collateral Agent or any other Second Lien Secured Party. In exercising rights and remedies with respect to the Collateral, the Priority Lien Agent and the other Priority Lien Secured Parties may enforce the provisions of the Priority Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion and regardless of whether such exercise and enforcement is adverse to the interest of any Second Lien Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code, any other Bankruptcy Law and any other applicable law. Without limiting the generality of the foregoing, the Priority Lien Agent will have the exclusive right to deal with that portion of the Collateral consisting of deposit accounts and securities accounts (collectively “Accounts”) and any funds or financial assets therein, including exercising rights under control agreements with respect to such Accounts. The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Security Document or any other Second Lien Document, shall be deemed to restrict in any way the rights and remedies of the Priority Lien Agent or the other Priority Lien Secured Parties with respect to the Collateral as set forth in this Agreement. Notwithstanding the foregoing, subject to Section 3.05, the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, may, but will have no obligation to, take all such actions (not adverse to the Priority Liens or the rights of the Priority Lien Agent and the other Priority Lien Secured Parties) it deems necessary to perfect or continue the perfection of the Second Liens in the Collateral or to create, preserve or protect (but not enforce) the Second Liens in the Collateral. Nothing herein shall limit the right or ability of the Second Lien Secured Parties to (i) purchase (by credit bid or otherwise) all or any portion of the Collateral in connection with any enforcement of remedies by the Priority Lien Agent to the extent that, and so long as, the Priority Lien Secured Parties receive payment in full in cash of all Priority Lien Obligations (subject to the Priority Lien Cap) after giving effect thereto, or (ii) file a proof of claim with respect to the Second Lien Obligations.

Section 3.02 Standstill Period; Permitted Enforcement Action. Prior to the Discharge of Priority Lien Obligations and notwithstanding the foregoing Section 3.01, both before and during an Insolvency or Liquidation Proceeding after a period of 180 days has elapsed (which period will be tolled during any period in which the Priority Lien Agent is not entitled, on behalf of the Priority Lien Secured Parties, to enforce or exercise any rights or remedies with respect to any Collateral as a result of (A) any injunction issued by a court of competent jurisdiction or (B) the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding) since the date on which the Second Lien Collateral Agent has delivered to the Priority Lien Agent written notice of the acceleration of either Series of the Second Lien Debt (the “Accelerated Series of Second Lien Debt”) (the “Standstill Period”), the Second Lien Collateral Agent and the other Second Lien Secured Parties in respect of the Accelerated Series of Second Lien Debt may enforce or exercise any rights or remedies with respect to any Collateral; provided, however that notwithstanding the expiration of the Standstill Period, in no event may the Second Lien Collateral Agent or any other Second Lien Secured Party enforce or exercise any rights or remedies with respect to any Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, if the Priority Lien Agent on behalf of any or all of the Priority Lien Secured Parties shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof), the enforcement or exercise of any rights or remedies with respect to any material portion of the Collateral or any such action or proceeding (prompt written notice thereof to be given to the Second Lien Trustee by the Priority Lien Agent); provided, further, that, at any time after the expiration of the Standstill Period, if neither the Priority Lien Agent nor any other Priority Lien Secured Party shall have commenced and be diligently pursuing (or shall have sought or requested relief from, or modification of, the automatic stay or any other stay or other prohibition in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the enforcement or exercise of any rights or remedies with respect to all or any material portion of the Collateral or any such action or proceeding, and the Second Lien Collateral Agent shall have commenced the enforcement or exercise of any rights or remedies with respect to all or any material portion of the Collateral or any such action or proceeding, then for so long as the Second Lien Collateral Agent is diligently pursuing such rights or remedies, none of any Priority Lien Secured Party or the Priority Lien Agent, shall take any action of a similar nature with respect to such Collateral, or commence, join with any Person at any time in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding.

Section 3.03 Insurance. Unless and until the Discharge of Priority Lien Obligations has occurred (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of any applicable Standstill Period), the Priority Lien Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the Priority Lien Documents, to adjust and settle claims in respect of Collateral under any insurance policy in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral. Unless and until the Discharge of Priority Lien Obligations has occurred, and subject to the rights of the Grantors under the Priority Lien Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) in respect of the Collateral shall be paid to the Priority Lien Agent pursuant to the terms of the Priority Lien Documents (including for purposes of cash collateralization of commitments, letters of credit and Hedging Obligations). If the Second Lien Collateral Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of the foregoing, it shall pay such proceeds over to the Priority Lien Agent in accordance with the provisions hereof. In addition, if by virtue of being named as an additional insured or loss payee of any insurance policy of any Grantor covering any of the Collateral, the Second Lien Collateral Agent or any other Second Lien Secured Party shall have the right to adjust or settle any claim under any such insurance policy, then unless and until the Discharge of Priority Lien Obligations has occurred, the Second Lien Collateral Agent and any such other Second Lien Secured Party, shall follow the instructions of the Priority Lien Agent, or of the Grantors under the Priority Lien Documents to the extent the Priority Lien Documents grant such Grantors the right to adjust or settle such claims, with respect to such adjustment or settlement (subject to the terms of Section 3.02, including the rights of the Second Lien Secured Parties following expiration of any applicable Standstill Period).

Section 3.04 Notification of Release of Collateral. Each of the Priority Lien Agent and the Second Lien Collateral Agent shall give the other Secured Debt Representatives prompt written notice of the Disposition by it of, and release by it of the Lien on, any Collateral. Such notice shall describe in reasonable detail the subject Collateral, the parties involved in such Disposition or Release, the place, time manner and method thereof, and the consideration, if any, received therefor; provided, however, that the failure to give any such notice shall not in and of itself in any way impair the effectiveness of any such Disposition or Release.

Section 3.05 No Interference; Payment Over.

(a) No Interference. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that each Second Lien Secured Party (i) will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any Priority Lien with respect to any Collateral or any part thereof, (ii) will not challenge or question in any proceeding the validity or enforceability of any Priority Lien Obligations or Priority Lien Document, or the validity, attachment, perfection or priority of any Priority Lien, or the validity or enforceability of the priorities, rights or duties established by the provisions of this Agreement, (iii) will not take or cause to be taken any action the purpose or effect of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other Disposition of the Collateral by the Priority Lien Agent or any other Priority Lien Secured Party, (iv) shall have no right to (A) direct the Priority Lien Agent or any other Priority Lien Secured Party to exercise any right, remedy or power with respect to any Collateral or (B) consent to the exercise by the Priority Lien Agent or any other Priority Lien Secured Party of any right, remedy or power with respect to any Collateral, (v) will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against the Priority Lien Agent or other Priority Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the Priority Lien Agent nor any other Priority Lien Secured Party shall be liable for, any action taken or omitted to be taken by the Priority Lien Agent or other Priority Lien Secured Party with respect to any Priority Lien Collateral, (vi) prior to the

Discharge of Priority Lien Obligations, will not seek, and hereby waives any right, to have any Collateral or any part thereof marshaled upon any foreclosure or other Disposition of such Collateral, (vii) prior to the Discharge of Priority Lien Obligations, will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, (viii) will not object to forbearance by the Priority Lien Agent or any other Priority Lien Secured Party, and (ix) prior to the Discharge of Priority Lien Obligations, will not assert, and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law to a junior secured creditor with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

(b) Payment Over. (i) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that if any Second Lien Secured Party shall obtain possession of any Collateral or shall realize any proceeds or payment in respect of any Collateral, pursuant to the exercise of any rights or remedies with respect to the Collateral under any Second Lien Security Document, or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding, to the extent permitted hereunder, at any time prior to the Discharge of Priority Lien Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the Priority Lien Agent and the other Priority Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Priority Lien Agent as promptly as practicable. Furthermore, the Second Lien Collateral Agent shall, at the Grantors’ expense, promptly send written notice to the Priority Lien Agent upon receipt of such Collateral by any Second Lien Secured Party, proceeds or payment and if directed by the Priority Lien Agent within five (5) days after receipt by the Priority Lien Agent of such written notice, shall deliver such Collateral, proceeds or payment to the Priority Lien Agent in the same form as received, with any necessary endorsements, or as court of competent jurisdiction may otherwise direct. The Priority Lien Agent is hereby authorized to make any such endorsements as agent for the Second Lien Collateral Agent or any other Second Lien Secured Party. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party agrees that if, at any time, it obtains written notice that all or part of any payment with respect to any Priority Lien Obligations previously made shall be rescinded for any reason whatsoever, it will promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its direct control in respect of any such Priority Lien Collateral and shall promptly turn any such Collateral then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement will be reinstated as if such payment had not been made, until the Discharge of Priority Lien Obligations. All Second Liens will remain attached to and enforceable against all proceeds so held or remitted, subject to the priorities set forth in this Agreement. Anything contained herein to the contrary notwithstanding, this Section 3.05(b) shall not apply to any proceeds of Collateral realized in a transaction not prohibited by the Priority Lien Documents and as to which the possession or receipt thereof by the Second Lien Collateral Agent or any other Second Lien Secured Party is otherwise not prohibited by the Priority Lien Documents.

ARTICLE IV.

OTHER AGREEMENTS

Section 4.01 Release of Liens; Automatic Release of Second Liens. (a) Prior to the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that, in the event the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents release the Priority Lien on any Collateral, each Second Lien on such Collateral shall terminate and be released automatically and without further action if (i) such release is permitted under the Second Lien Documents (it being agreed that the Priority Lien Agent may conclusively rely upon a written request of Comstock stating that the release of such Lien is permitted under the Second Lien Documents), (ii) such release is effected in connection with the Priority Lien Agent’s foreclosure upon, or other exercise of rights or remedies with respect to, such Collateral, or (iii) such release is effected in connection with a sale or other Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition of such Collateral; provided that, in the case of each of clauses (i), (ii) and (iii), (A) the net proceeds of such Collateral are applied pursuant to Section 6.01 and (B) the Second Liens on such Collateral shall attach to (and shall remain subject and subordinate to all Priority Liens securing Priority Lien Obligations, subject to the Priority Lien Cap) any proceeds of a sale, transfer or other Disposition of Collateral not paid to the Priority Lien Secured Parties or that remain after the Discharge of Priority Lien Obligations.

(b) The Second Lien Collateral Agent agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Priority Lien Agent, to evidence and confirm any release of Collateral provided for in this Section 4.01.

Section 4.02 Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) The parties hereto acknowledge that this Agreement is a “subordination agreement” under Section 510(a) of the Bankruptcy Code and shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Comstock or any subsidiary of Comstock. All references in this Agreement to Comstock or any subsidiary of Comstock or any other Grantor will include such Person or Persons as a debtor-in-possession and any receiver or trustee for such Person or Persons in an Insolvency or Liquidation Proceeding.

(b) If Comstock or any of its subsidiaries shall become subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, or if any receiver or trustee for such Person or Persons shall, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party will raise any objection, contest or oppose (or join or support any third party in objecting, contesting or opposing), and each Second Lien

Secured Party shall be deemed to have consented to and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Collateral securing the same (“DIP Financing Liens”), or to any use, sale or lease of cash collateral that constitutes Collateral or to any grant of administrative expense priority or any super-administrative priority under Section 364 of the Bankruptcy Code, unless (A) the Priority Lien Agent opposes or objects to such DIP Financing or such DIP Financing Liens or such use of cash collateral, or (B) the terms of such DIP Financing provide for the sale of a substantial part of the Collateral (other than a sale or disposition pursuant to Section 363 of the Bankruptcy Code and with respect to which the Second Lien Secured Parties are deemed to have consented pursuant to Section 4.02(d)) or require the confirmation of a plan of reorganization containing specific terms or provisions (other than repayment in cash of such DIP Financing on the effective date thereof). To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Priority Liens, the Second Lien Collateral Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Liens on the Collateral to the Priority Liens and to such DIP Financing Liens, so long as the Second Lien Collateral Agent, on behalf of the Second Lien Secured Parties, retains Liens on all the Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority relative to the Priority Liens as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Prior to the Discharge of Priority Lien Obligations, without the written consent of the Priority Lien Agent, in its sole discretion, the Second Lien Collateral Agent, for itself and on behalf of each Second Lien Secured Party, agrees not to propose, support or enter into any DIP Financing.

(d) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that it shall be deemed to have consented to, and shall not object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting), a sale or other Disposition, a motion to sell or Dispose or the bidding procedures for such sale or Disposition of any Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if (1) the Priority Lien Agent or the requisite Priority Lien Secured Parties under the Priority Lien Documents shall have consented to such sale or Disposition, such motion to sell or Dispose or such bidding procedures for such sale or Disposition of such Collateral, (2) all Priority Liens, Second Liens will attach to the proceeds of the sale or Disposition in the same respective priorities as set forth in this Agreement, (3) Section 6.01 is complied with in connection with such Disposition or credit bid and (4) the Second Lien Collateral Agent and the holders of Second Lien Obligations, shall have the right to credit bid all or any portion of the Collateral so long as the Priority Lien Agent and the holders of the Priority Lien Obligations receive payment in full in cash of all Priority Lien Obligations after giving effect thereto.

(e) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, waives any claim that it may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any DIP Financing Liens (that is granted in a manner that is consistent with this Agreement) or administrative expense priority or super-administrative priority under Section 364 of the Bankruptcy Code.

(f) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither the Second Lien Collateral Agent, nor any other Second Lien Secured Party, will file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral, nor object to, oppose or contest (or join with or support any third party objecting to, opposing or contesting) (i) any request by the Priority Lien Agent or any other Priority Lien Secured Party for adequate protection or (ii) any objection by the Priority Lien Agent or any other Priority Lien Secured Party to any motion, relief, action or proceeding based on the Priority Lien Agent or Priority Lien Secured Parties claiming a lack of adequate protection, except that the Second Lien Secured Parties may:

(i) freely seek and obtain relief granting adequate protection only in the form of a replacement lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, and with the same relative priority to the Priority Liens as existed prior to the commencement of the Insolvency or Liquidation Proceeding, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the Priority Lien Secured Parties; and

(ii) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations.

(g) The Second Lien Collateral Agent, for itself and on behalf of each of the other of the Second Lien Secured Parties, waives any claim it or any such other Second Lien Secured Party, may now or hereafter have against the Priority Lien Agent or any other Priority Lien Secured Party (or their representatives) arising out of any election by the Priority Lien Agent or any Priority Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

(h) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that in any Insolvency or Liquidation Proceeding, neither it nor any other Second Lien Secured Party shall support or vote to accept any plan of reorganization or disclosure statement of Comstock or any other Grantor unless such plan is either accepted by the Class of Priority Lien Secured Parties in accordance with Section 1126(c) of the Bankruptcy Code or provides for the payment in full in cash of all Priority Lien Obligations (including all post-petition interest approved by the bankruptcy court, fees and expenses, and cash collateral of all letters of credit) not constituting Excess Priority Lien Obligations on the effective date of such plan of reorganization. Except as otherwise provided in this clause (h), each of the Second Lien Secured Parties shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

(i) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party, shall seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral if the Priority Lien Agent has not received relief from the automatic stay (or it has not been lifted for the Priority Lien Agent’s benefit) without the prior written consent of the Priority Lien Agent.

(j) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that neither it nor any other Second Lien Secured Party, shall oppose or seek to challenge (or join or support any third party in opposing or seeking to challenge) any claim by the Priority Lien Agent or any other Priority Lien Secured Party for allowance (but not payment until the Discharge of the Priority Lien Obligations has occurred) in any Insolvency or Liquidation Proceeding of Priority Lien Obligations consisting of post-petition interest, fees or expenses or cash collateralization of all letters of credit to the extent of the value of the Priority Liens (it being understood that such value will be determined without regard to the existence of the Second Liens on the Collateral) subject to the Priority Lien Cap. Neither Priority Lien Agent nor any other Priority Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Collateral Agent, or any other Second Lien Secured Party, for allowance (but not payment until the Discharge of the Priority Lien Obligations has occurred) in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Liens, on the Collateral; provided that if the Priority Lien Agent or any other Priority Lien Secured Party shall have made any such claim, such claim (i) shall have been approved or (ii) will be approved contemporaneously with the approval of any such claim by the Second Lien Collateral Agent or any other Second Lien Secured Party.

(k) Without the express written consent of the Priority Lien Agent, neither the Second Lien Collateral Agent, nor any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of Priority Lien Secured Party or the value of any claims of any such holder under Section 506(a) of the Bankruptcy Code or (ii) oppose, object to or contest the payment to the Priority Lien Secured Party of interest, fees or expenses, or to the cash collateralization of letters of credit, under Section 506(b) of the Bankruptcy Code subject to the Priority Lien Cap.

(l) Notwithstanding anything to the contrary contained herein, if in any Insolvency or Liquidation Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Collateral Agent for itself and on behalf of each other Second Lien Secured Party, agrees that, any distribution or recovery they may receive in respect of any such Collateral shall be segregated and held in trust and forthwith paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Collateral Agent, that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party hereby appoints the Priority Lien Agent, and any officer or agent of the Priority Lien Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.02(l) and taking any action and executing any instrument that the Priority Lien Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02(l), which appointment is irrevocable and coupled with an interest.

(m) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that the Priority Lien Agent shall have the exclusive right to credit bid the Priority Lien Obligations subject to the Priority Lien Cap and further that neither of the Second Lien Collateral Agent nor any other Second Lien Secured Party shall (or shall join with or support any third party in opposing, objecting to or contesting, as the case may be) oppose, object to or contest such credit bid by the Priority Lien Agent; provided that (A) Section 6.01 is complied with in connection with such credit bid and (B) each of the Second Lien Collateral Agent and the holders of Second Lien Obligations shall have the right to credit bid all or any portion of the Collateral so long as the Priority Lien Agent and the holders of the Priority Lien Obligations receive payment in full in cash of all Priority Lien Obligations after giving effect thereto.

(n) Until the expiry of the Standstill Period, in the case of the Second Lien Collateral Agent and the holders of Second Lien Obligations, without the written consent of the Priority Lien Agent in its sole discretion, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that it will not file an involuntary bankruptcy claim or seek the appointment of an examiner or a trustee for Comstock or any of its subsidiaries.

(o) Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, waives any right to assert or enforce any claim under Section 506(c) or 552 of the Bankruptcy Code as against any Priority Lien Secured Party or any of the Collateral, except as expressly permitted by this Agreement.

Section 4.03 Reinstatement. If any Priority Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Recovery”) for any reason whatsoever, then the Priority Lien Obligations shall be reinstated to the extent of such Recovery and the Priority Lien Secured Parties shall be entitled to a reinstatement of Priority Lien Obligations with respect to all such recovered amounts. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, a Second Lien Secured Party, receives notice of any Recovery, and any Priority Lien Obligations (including any reinstated Priority Lien Obligations) not constituting Excess Priority Lien Obligations are outstanding, then the Second Lien Collateral Agent and any other Second Lien Secured Party, shall promptly pay over to the Priority Lien Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Priority Lien securing such Priority Lien Obligations and shall promptly turn any Collateral subject to any such Priority Lien then held by it over to the Priority Lien Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Agent or any other Second Lien Secured Party, and then in its possession or under its control on account of the Second Lien Obligations or after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Priority Lien Agent for the benefit of the Priority Lien Secured Parties for application to the reinstated Priority Lien Obligations

(other than reinstated Priority Lien Obligations constituting Excess Priority Lien Obligations) until the discharge thereof. If any Second Lien Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any Grantor any amount (a “Second Lien Recovery”) for any reason whatsoever, then the Second Lien Obligations shall be reinstated to the extent of such Recovery and the Second Lien Secured Parties shall be entitled to a reinstatement of Second Lien Obligations with respect to all such recovered amounts. After the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, agrees that if, at any time, a Second Lien Secured Party receives notice of any Second Recovery, and any Second Lien Obligations (including any reinstated Second Lien Obligations) are outstanding, then the Second Lien Collateral Agent or any other Second Lien Secured Party, as applicable, shall promptly pay over to the Second Lien Collateral Agent any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Second Lien securing such Second Lien Obligations and shall promptly turn any Collateral subject to any such Second Lien then held by it over to the Second Lien Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made. If this Agreement shall have been terminated prior to any such Second Lien Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any amounts received by the Second Lien Collateral Agent or any other Second Lien Secured Party and then in its possession or under its control on account of the Second Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 4.03, be held in trust for and paid over to the Second Lien Collateral Agent for the benefit of the Second Lien Secured Parties for application to the reinstated Second Lien Obligations until the discharge thereof. This Section 4.03 shall survive termination of this Agreement.

Section 4.04 Refinancings. The Priority Lien Obligations and the Second Lien Obligations may be Replaced, by any Priority Substitute Credit Facility or Second Lien Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, that (i) the Priority Lien Agent, and the Second Lien Collateral Agent shall receive on or prior to incurrence of a Priority Substitute Credit Facility or Second Lien Substitute Facility (A) an Officer’s Certificate from Comstock stating that (I) the incurrence thereof is permitted by each applicable Secured Debt Document to be incurred and (II) the requirements of Section 4.06 have been satisfied, and (B) a Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the Priority Lien Obligations or the Second Lien Obligations (or an authorized agent, trustee or other representative on their behalf), (ii) the aggregate outstanding principal amount of the Priority Lien Obligations under the Priority Credit Agreement, after giving effect to such Priority Substitute Credit Facility, shall not exceed the Priority Lien Cap and (iii) on or before the date of such incurrence, such Priority Substitute Credit Facility or Second Lien Substitute Facility is designated by Comstock, in an Officer’s Certificate delivered to the Priority Lien Agent and the Second Lien Collateral Agent, as “Priority Lien Debt” or “Second Lien Debt”, as applicable, for the purposes of the Secured Debt Documents and this Agreement; provided that no Series of Secured Debt may be designated as more than one of Priority Lien Debt or Second Lien Debt.

Each of the then-exiting Priority Lien Agent and the Second Lien Collateral Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to any such Replacement, it being understood that the Priority Lien Agent and the Second Lien Collateral Agent or (if permitted by the terms of the applicable Secured Debt Documents) the Grantors, without the consent of any other Secured Party or (in the case of the Grantors) one or more Secured Debt Representatives, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement or incurrence all at the expense of the Grantors. Upon the consummation of such Replacement or incurrence and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

Section 4.05 Amendments to Second Lien Documents.

(a) Prior to the Discharge of Priority Lien Obligations, without the prior written consent of the Priority Lien Agent, no Second Lien Document may be amended, supplemented, restated or otherwise modified and/or refinanced or entered into to the extent such amendment, supplement, restatement or modification and/or refinancing, or the terms of any new Second Lien Document, would (i) adversely affect the lien priority rights of the Priority Lien Secured Parties or the rights of the Priority Lien Secured Parties to receive payments owing pursuant to the Priority Lien Documents, (ii) except as otherwise provided for in this Agreement, add any Liens securing the Collateral granted under the Second Lien Security Documents, (iii) confer any additional rights on the Second Lien Collateral Agent or any other Second Lien Secured Party in a manner adverse to the Priority Lien Secured Parties, (iv) contravene the provisions of this Agreement or the Priority Lien Documents or (v) modify any Second Lien Document in any manner that would not have been permitted under the Priority Lien Documents to have been included in such Second Lien Document if such Second Lien Document was entered into as of the date of such amendment, supplement, restatement or modification and

Section 4.06 Legends. Each of

(a) the Priority Lien Agent acknowledges with respect to the Priority Credit Agreement and the Priority Lien Security Documents, and

(b) the Second Lien Collateral Agent acknowledges with respect to each Second Lien Indenture and the Second Lien Security Documents, that each Second Lien Indenture, the Second Lien Documents (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Agent are parties), and each associated Security Document (other than control agreements to which both the Priority Lien Agent and the Second Lien Collateral Agent are parties) granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

Section 4.07 Second Lien Secured Parties as Unsecured Creditors; Judgment Lien Creditor. Both before and during an Insolvency or Liquidation Proceeding, any of the Second Lien Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims; provided, however, that the Second Lien Secured Parties may not take any of the actions prohibited by Section 3.05(a) or clauses (b) through (f) of Section 4.02 or any other provisions in this Agreement; provided, further, that in the event that any of the Second Lien Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Priority Lien Obligations) as the Second Liens, are subject to this Agreement.

Section 4.08 Postponement of Subrogation. The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby agrees that no payment or distribution to any Priority Lien Secured Party pursuant to the provisions of this Agreement shall entitle any Second Lien Secured Party to exercise any rights of subrogation in respect thereof until, in the case of the Second Lien Secured Parties, the Discharge of Priority Lien Obligations. Following the Discharge of Priority Lien Obligations, but subject to the reinstatement as provided in Section 4.03, each Priority Lien Secured Party will execute such documents, agreements, and instruments as any Second Lien Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the Priority Lien Obligations resulting from payments or distributions to such Priority Lien Secured Party by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by such Priority Lien Secured Party are paid by such Person upon request for payment thereof.

Section 4.09 Acknowledgment by the Secured Debt Representatives. The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges that this Agreement is a material inducement to enter into a business relationship, that each has relied on this Agreement to enter into the Priority Credit Agreement, each Second Lien Indenture, as applicable, and all documentation related thereto, and that each will continue to rely on this Agreement in their related future dealings.

ARTICLE V.

GRATUITOUS BAILMENT FOR PERFECTION

OF CERTAIN SECURITY INTERESTS

Section 5.01 General. Prior to the Discharge of Priority Lien Obligations, the Priority Lien Agent agrees that if it shall at any time hold a Priority Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any Account in which such Collateral is held, and if such Collateral or any such Account is in fact in the possession or under the control of the Priority Lien Agent, the Priority Lien Agent will serve as gratuitous bailee or agent for the Second Lien Collateral Agent for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Agent on such Collateral. It is agreed that the obligations of the Priority Lien Agent and the rights of the Second Lien Collateral Agent and the other Second Lien Secured Parties in connection with any such bailment or agency arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Priority Lien Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Second Lien Collateral Agent or any other Second Lien Secured Party, or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien to the extent, if any, that such perfection results from the possession or control of such Collateral or any such Account by the Priority Lien Agent. The Priority Lien Agent acting pursuant to this Section 5.01 shall not have by reason of the Priority Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document or theory, a fiduciary relationship in respect of any Priority Lien Secured Party, the Second Lien Collateral Agent or any Second Lien Secured Party. Subject to Section 4.03, from and after the Discharge of Priority Lien Obligations, the Priority Lien Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Agent (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such Account (in each case to the extent the Second Lien Collateral Agent has a Lien on such Collateral or Account after giving effect to any prior or concurrent releases of Liens) to the Second Lien Collateral Agent for the benefit of all Second Lien Secured Parties.

Section 5.02 Deposit Accounts. Prior to the Discharge of Priority Lien Obligations, to the extent that any Account is under the control of the Priority Lien Agent at any time, the Priority Lien Agent will act as gratuitous bailee or agent for the Second Lien Collateral Agent for the purpose of perfecting the Liens of the Second Lien Secured Parties in such Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Second Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section 5.02(a)). Unless the Second Liens on such Collateral shall have been or concurrently are released, after the occurrence of Discharge of Priority Lien Obligations, the Priority Lien Agent shall, at the request of the Second Lien Collateral Agent, cooperate with the Grantors and the Second Lien Collateral Agent (at the expense of the Grantors) in permitting control of any other Accounts to be transferred to the Second Lien Collateral Agent (or for other arrangements with respect to each such Accounts satisfactory to the Second Lien Collateral Agent to be made).

ARTICLE VI.

APPLICATION OF PROCEEDS; DETERMINATION OF AMOUNTS

Section 6.01 Application of Proceeds. Regardless of whether an Insolvency or Liquidation Proceeding has been commenced, Collateral or Proceeds received in connection with the enforcement or exercise of any rights or remedies with respect to any portion of the Collateral will be applied:

(i) first, to the payment in full in cash of all Priority Lien Obligations that are not Excess Priority Lien Obligations in accordance with the Priority Lien Intercreditor Agreement,

(ii) second, to the payment in full in cash of all Second Lien Obligations, as follows:

(x) first, to the payment in full in cash of all unpaid fees, expenses, reimbursements and indemnification amounts incurred by the Second Lien Collateral Agent and all fees owed to it in connection with such collection or sale or otherwise in connection with this Agreement or of the Second Lien Documents; and

(y) second, to the payment in full in cash of the Second Lien Obligations, including any interest, fees, costs, expenses, charges or other amounts, pro rata in accordance with the relative amounts thereof on the date of any payment or distribution;

(iii) third, to the payment in full in cash of all Excess Priority Lien Obligations in accordance with the Priority Lien Intercreditor Agreement, and

(iv) fourth, to Comstock or as otherwise required by applicable law.

Section 6.02 Determination of Amounts. Whenever a Secured Debt Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Priority Lien Obligations (or the existence of any commitment to extend credit that would constitute Priority Lien Obligations) or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Secured Debt Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Secured Debt Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Debt Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of Comstock. Each Secured Debt Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to Comstock or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.

ARTICLE VII.

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE;

CONSENT OF GRANTORS; ETC.

Section 7.01 No Reliance; Information. The Priority Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any Priority Lien Secured Party, as the case may be, any information relating to Comstock or any of the other Grantors, or any other circumstance bearing upon the risk of non-payment of any of the Priority Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any Priority Lien Secured Party, or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, any Second Lien Secured Party or any Priority Lien Secured Party, as the case may be, it shall be under no obligation (a) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (b) to provide any additional information or to provide any such information on any subsequent occasion or (c) to undertake any investigation.

Section 7.02 No Warranties or Liability.

(a) The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Collateral Agent, nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Priority Lien Agent nor any other Priority Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Priority Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(c) The Priority Lien Agent and the other Priority Lien Secured Parties shall have no express or implied duty to the Second Lien Collateral Agent, or any other Second Lien Secured Party, the Second Lien Collateral Agent, and the other Second Lien Secured Parties shall have no express or implied duty to the Priority Lien Agent or any other Priority Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any Priority Lien Document and any Second Lien Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(d) The Second Lien Collateral Agent, for itself and on behalf of each other Second Lien Secured Party, hereby waives any claim that may be had against the Priority Lien Agent or any other Priority Lien Secured Party arising out of any actions which the Priority Lien Agent or such Priority Lien Secured Party takes or omits to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any Collateral, and actions with respect to the collection of any claim for all or only part of the Priority Lien Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Priority Lien Documents or the valuation, use, protection or release of any security for such Priority Lien Obligations.

Section 7.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the Priority Lien Agent and the other Priority Lien Secured Parties and the Second Lien Collateral Agent, and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Secured Debt Document;

(b) any change in the time, place or manner of payment of, or in any other term of (including the Replacing of), all or any portion of the Priority Lien Obligations, it being specifically acknowledged that a portion of the Priority Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Secured Debt Document;

(d) the securing of any Priority Lien Obligations or Second Lien Obligations with any additional collateral or guarantees, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any Priority Lien Obligations or Second Lien Obligations;

(e) the commencement of any Insolvency or Liquidation Proceeding in respect of Comstock or any other Grantor; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, Comstock or any other Grantor in respect of the Priority Lien Obligations or the Second Lien Obligations.

Section 7.04 Grantors Consent. Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Secured Debt Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

Section 8.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the Priority Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any Governmental Authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

Section 8.02 Representations and Warranties of Each Representative. Each of the Priority Lien Agent and the Second Lien Collateral Agent represents and warrants to the other parties hereto that it has been directed under the Priority Credit Agreement and the Second Lien Indentures, as the case may be, to enter into this Agreement.

ARTICLE IX.

MISCELLANEOUS

Section 9.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Original Priority Lien Agent, to it at:

Bank of Montreal

700 Louisiana, Suite 2100

Houston, Texas 77002

Facsimile: 713-223-4007

Attention: James V. Ducote

(b) if to the Original Second Lien Collateral Agent, to it at:

Bank of Montreal

700 Louisiana, Suite 2100

Houston, Texas 77002

Facsimile: 713-223-4007

Attention: James V. Ducote

(c) if to any other Secured Debt Representative, to such address as specified in the Priority Confirmation Joinder.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to in writing among Comstock, the other Grantors the Priority Lien Agent and the Second Lien Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 9.02 Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Secured Debt Representative; provided, however, that this Agreement may be amended from time to time as provided in Section 4.04. Any amendment of this Agreement that is proposed to be effected without the consent of a Secured Debt Representative as permitted by the proviso to the preceding sentence shall be submitted to such Secured Debt Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

Section 9.03 Actions Upon Breach; Specific Performance. (a) Prior to the Discharge of Priority Lien Obligations, if any Second Lien Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor or the Collateral, such Grantor, with the prior written consent of the Priority Lien Agent, may interpose as a defense or dilatory plea the making of this Agreement, and any Priority Lien Secured Party may intervene and interpose such defense or plea in its or their name or in the name of such Grantor.

(b) Prior to the Discharge of Priority Lien Obligations, should any Second Lien Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the Priority Lien Agent or any other Priority Lien Secured Party (in its own name or in the name of the relevant Grantor) or the relevant Grantor, with the prior written consent of the Priority Lien Agent, (A) may obtain relief against such Second Lien Secured Party, by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by each of the Second Lien Collateral Agent on behalf of each Second Lien Secured Party that (I) the Priority Lien Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (II) each Second Lien Secured Party waives any defense that the Grantors and/or the Priority Lien Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages, and (B) shall be entitled to damages, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

Section 9.04 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 9.05 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 9.06 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.08 Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 9.08. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner `provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.09 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Debt Documents, the provisions of this Agreement shall control.

Section 9.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the distinct and separate relative rights of the Priority Lien Secured Parties and the Second Lien Secured Parties. None of Comstock, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the Priority Lien Documents and the Second Lien Documents, as applicable), and except as expressly provided in this Agreement neither Comstock nor any other Grantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of Comstock or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Debt Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Debt Document, the Grantors shall not be required to act or refrain from acting pursuant to this Agreement, any Priority Lien Document or any Second Lien Document with respect to any Collateral in any manner that would cause a default under any Priority Lien Document.

Section 9.13 Certain Terms Concerning the Second Lien Collateral Agent. The Second Lien Collateral Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in each Second Lien Indenture; and in so doing, the Second Lien Collateral Agent shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Second Lien Collateral Agent shall have no duties or obligations under or pursuant to this Agreement other than such duties and obligations as may be expressly set forth in this Agreement as duties and obligations on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Second Lien Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under any Second Lien Indenture and the other Second Lien Documents.

Section 9.14 Certain Terms Concerning the Priority Lien Agent and Second Lien Collateral Agent. None of the Priority Lien Agent or the Second Lien Collateral Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. None of the Priority Lien Agent or the Second Lien Collateral Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or Comstock or any other Grantor) any amounts in violation of the terms of this Agreement, so long as the Priority Lien Agent or the Second Lien Collateral Agent, as the case may be, is acting in good faith. Each party hereto hereby acknowledges and agrees that each of the Priority Lien Agent and the Second Lien Collateral Agent is entering into this Agreement solely in its capacity under the Priority Lien Documents and the Second Lien Documents, respectively, and not in its individual capacity. The Priority Lien Agent shall not be deemed to owe any fiduciary duty to the Second Lien Collateral Agent or any other Second Lien Secured Party and the Second Lien Collateral Agent shall not be deemed to owe any fiduciary duty to the Priority Lien Agent or any other Priority Lien Secured Party.

Section 9.15 Authorization of Secured Agents. By accepting the benefits of this Agreement and the other Priority Lien Security Documents, each Priority Lien Secured Party authorizes the Priority Lien Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith. By accepting the benefits of this Agreement and the other Second Lien Security Documents, each Second Lien Secured Party authorizes the Second Lien Collateral Agent to enter into this Agreement and to act on its behalf as collateral agent hereunder and in connection herewith.

Section 9.16 Further Assurances. The Priority Lien Agent, for itself and on behalf of the other Priority Lien Secured Party and the Second Lien Collateral Agent, for itself and on behalf of the other Second Lien Secured Parties, and each Grantor party hereto, for itself and on behalf of its subsidiaries, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent or the Second Lien Collateral Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein.

Section 9.17 Relationship of Secured Parties. Nothing set forth herein shall create or evidence a joint venture, partnership or an agency or fiduciary relationship among the Secured Parties. None of the Secured Parties nor any of their respective directors, officers, agents or employees shall be responsible to any other Secured Party or to any other Person for any Grantor’s solvency, financial condition or ability to repay the Priority Lien Obligations or the Second Lien Obligations, or for statements of any Grantor, oral or written, or for the validity, sufficiency or enforceability of the Priority Lien Documents or the Second Lien Documents, or any security interests granted by any Grantor to any Secured Party in connection therewith. Each Secured Party has entered into its respective financing agreements with the Grantors based upon its own independent investigation, and none of the Priority Lien Agent or the Second Lien Collateral Agent makes any warranty or representation to the other Secured Debt Representatives or the Secured Parties for which it acts as agent nor does it rely upon any representation of the other agents or the Secured Parties for which it acts as agent with respect to matters identified or referred to in this Agreement.

Section 9.18 Resignation of Agent. Any Agent may at any time give written notice of its resignation as Agent under this Agreement and the other Security Documents to each Authorized Representative and Comstock. Upon receipt of any such notice of resignation, the applicable Authorized Representative shall have the right (subject, unless an event of default under any Secured Debt Document relating to the commencement of an Insolvency or Liquidation Proceeding has occurred and is continuing, to the consent of Comstock (not to be unreasonably withheld or delayed) in consultation with Comstock to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Agent give notice of its resignation, then the retiring Agent may, appoint a successor Agent meeting the qualifications set forth above (but without the consent of any other Secured Party or Comstock); provided that if the Agent shall notify Comstock and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Security Documents (except that in the case of any collateral security held by the Agent of behalf of the Secured Parties, the retiring Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Secured Parties therein until such time as a successor Agent is appointed but with no obligation to take any further action at the request of any other Secured Parties or any Grantor) and (b) all payments, communications and determinations provided to be made by, to or through the Agent shall instead by made by or to each Authorized Representative directly, until such time as the applicable Authorized Agent appoints a successor Agent as provided for above in this Section. Upon the acceptance of a successor’s appoint as Priority Lien Agent or Second Lien Agent, as the case may be, hereunder and under the Security Documents, such successor shall succeed to become vested with all of the rights, powers, privileged and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the Security Documents (if not already discharges therefrom as provided above in this Section). After the retiring Agent’s resignation hereunder and under the other Collateral Agreements, the provisions of this Article, Sections 9.7, 10.4, 10.5 and 10.6 of the Revolving Credit Agreement, and 11.09 of the Priority Lien Indenture and each Second Lien Indenture, as applicable, shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Affiliates in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. Upon any notice of resignation of the Agent hereunder and under the other Security Documents, the Grantors agree to use commercially reasonable efforts to transfer (and maintain the validity and priority of) Liens in favor of the retiring Agent under the Security Documents to the successor Agent as promptly as practicable.

ARTICLE X.

SECOND LIEN RIGHT TO PURCHASE

Section 10.01 Purchase Right. Upon the occurrence and continuation of an Event of Default, as defined in and under the Priority Lien Indenture (a “Purchase Event”), the holders of a majority of the principal amount of the Second Lien Indenture Notes (such holders, the “Purchasing Holders”) may purchase all, but not less than all, of the Priority Lien Obligations in respect of the Priority Lien Notes (“Priority Lien Note Obligations”). Such purchase will (a) include all principal of, and all accrued and unpaid interest, fees, and expenses in respect of, all Priority Lien Note Obligations outstanding at the time of purchase, (b) be made pursuant to a master assignment agreement, whereby the Purchasing Holders will assume all Priority Lien Note Obligations, and (c) otherwise be subject to the terms and conditions of this Article X. Each Priority Lien Secured Party will retain all rights to indemnification provided in the relevant Priority Lien Documents for all claims and other amounts relating to periods prior to the purchase of the Priority Lien Note Obligations pursuant to this Article X.

Section 10.02 Purchase Notice.

(a) The Purchasing Holders will deliver a purchase notice (the “Purchase Notice”) to the Priority Lien Agent no later than twenty (20) Business Days after the Purchase Event, that (1) is signed by the Purchasing Holders, (2) states that it is a Purchase Notice under this Article X, (3) states that each Purchasing Holder is irrevocably electing to purchase, in accordance with this Article X, the percentage of all of the Priority Lien Note Obligations stated in the Purchase Notice for that Purchasing Holder, which percentages must aggregate exactly 100% for all Purchasing Holders, (4) represents and warrants that the Purchase Notice is in conformity with the Second Lien Documents and any other binding agreement among the Second Lien Secured Parties, and (5) designates a date (the “Purchase Date”) on which the purchase will occur, that is at least five (5) Business Days but not more than twenty (20) Business Days after the Priority Lien Agent’s receipt of the Purchase Notice. A Purchase Notice will be ineffective if it is received by the Priority Lien Agent after the occurrence giving rise to the Purchase Event is waived, cured, or otherwise ceases to exist.

(b) Upon the Priority Lien Agent’s receipt of an effective Purchase Notice conforming to this Section 10.02, the Purchasing Holders will be irrevocably obligated to purchase, and the Priority Lien Secured Parties will be irrevocably obligated to sell, the Priority Lien Note Obligations in accordance with and subject to this Article X.

Section 10.03 Purchase Price. The Purchase Price for the Priority Lien Note Obligations will equal the sum of:

(a) the principal amount of all Priority Lien Notes included in the Priority Lien Note Obligations, and all accrued and unpaid interest thereon through the Purchase Date, and

(b) all accrued and unpaid fees, expenses, and other amounts (including any make-whole or prepayment premium) owed to the Priority Lien Secured Parties in respect of the Priority Lien Note Obligations under the Priority Lien Documents on the Purchase Date.

Section 10.04 Purchase Closing. On the Purchase Date,

(a) the Purchasing Holders and the Priority Lien Agent will execute and deliver the master assignment agreement,

(b) the Purchasing Holders will pay the Purchase Price to the Priority Lien Agent by wire transfer of immediately available funds,

(c) the Second Lien Collateral Agent will execute and deliver to the Priority Lien Agent a waiver of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Article X; and

(d) the Purchasing Holders will deliver to the Priority Lien Agent any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the Priority Lien Agent may reasonably request, to confirm that the Purchasing Holders will be bound by, and will take no actions contrary to, the provisions of the Priority Lien Intercreditor Agreement.

Section 10.05 Actions After Purchase Closing. Promptly after the closing of the purchase of all Priority Lien Note Obligations, the Priority Lien Agent will distribute the Purchase Price to the Priority Lien Trustee, which will promptly distribute the Purchase Price to the Priority Lien Secured Parties in accordance with the terms of the Priority Lien Indenture.

Section 10.06 No Recourse or Warranties; Defaulting Priority Lien Secured Parties.

(a) The Priority Lien Secured Parties will be entitled to rely on the statements, representations, and warranties in the Purchase Notice without investigation, even if the Priority Lien Secured Parties are notified that any such statement, representation, or warranty is not or may not be true.

(b) The purchase and sale of the Priority Lien Note Obligations under this Article X will be without recourse and without representation or warranty whatsoever by the Priority Lien Secured Parties, except that the Priority Lien Secured Parties represent and warrant that on the Purchase Date, immediately before giving effect to the purchase, the Priority Lien Secured Parties have the right to convey whatever claims and interests they may have in respect of the Priority Lien Note Obligations.

(c) The obligations of the Priority Lien Secured Parties to sell their respective Priority Lien Note Obligations under Section 10.02(b) are several and not joint and several. If a Priority Lien Secured Party (a “Defaulting Priority Lien Secured Party”) breaches its obligation to sell its Priority Lien Note Obligations under this Section 10.02(b), no other Priority Lien Secured Party will be obligated to purchase the Defaulting Priority Lien Secured Party’s Priority Lien Obligations for resale to the holders of Second Lien Obligations. A Priority Lien Secured Party that complies with this Article X will not be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Priority Lien Secured Party, provided that nothing in this subsection (c) will require the Purchasing Holders to purchase less than all of the Priority Lien Note Obligations.

(d) The Grantors irrevocably consent to any assignment effected to one or more Purchasing Holders pursuant to this Article X.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF MONTREAL, as Priority Lien Agent

By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Managing Director

BANK OF MONTREAL, as Second Lien Collateral Agent

By:	/s/ JAMES V. DUCOTE
Name:	James V. Ducote
Title:	Managing Director

Signature Page

Intercreditor Agreement

ACKNOWLEDGED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

COMSTOCK RESOURCES, INC.

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns
Title:	President

COMSTOCK OIL & GAS GP, LLC,

By:	Comstock Resources, Inc., its sole member

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns
Title:	President

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns
Title:	Manager

Signature Page

Intercreditor Agreement

COMSTOCK OIL & GAS, LP,

By:	Comstock Oil & Gas GP, LLC, its general partner

By:	Comstock Resources, Inc., its sole member

	By:	/s/ ROLAND O. BURNS
	Name:	Roland O. Burns
	Title:	Manager

COMSTOCK OIL & GAS HOLDINGS, INC.

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns
Title:	Manager

COMSTOCK OIL & GAS – LOUISIANA, LLC

By:	/s/ ROLAND O. BURNS
Name:	Roland O. Burns
Title:	Manager

Address for each Grantor:

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Attn: Roland O. Burns

Signature Page

Intercreditor Agreement

ANNEX I

Provision for the Second Lien Indenture and the Second Lien Documents

Reference is made to the Junior Lien Intercreditor Agreement, dated as of September 6, 2016, between BANK OF MONTREAL, as Priority Lien Agent (as defined therein), and BANK OF MONTREAL, as Second Lien Collateral Agent (as defined therein) (the “Intercreditor Agreement”). Each holder of Second Lien Obligations, by its acceptance of such Second Lien Obligations i) consents to the subordination of Liens provided for in the Intercreditor Agreement, ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and iii) authorizes and instructs the Second Lien Collateral Agent on behalf of each Second Lien Secured Party (as defined therein) to enter into the Intercreditor Agreement as Second Lien Collateral Agent on behalf of such Second Lien Secured Parties. The foregoing provisions are intended as an inducement to the lenders under the Priority Credit Agreement to extend credit to Comstock Resources, Inc. and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all Priority Lien Security Documents and Second Lien Security Documents

Reference is made to the Junior Lien Intercreditor Agreement, dated as of September 6, 2016, between BANK OF MONTREAL, as Priority Lien Agent (as defined therein), and BANK OF MONTREAL, as Second Lien Collateral Agent (as defined therein) (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, [(i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement,]1 [(i)][(ii)] agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, [(ii)][(iii)] authorizes (or is deemed to authorize) the [Priority Lien Agent] [Second Lien Collateral Agent] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and [(iii)][(iv)] acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

[1]	This bracketed language would not apply to the Priority Lien Security Documents.

Annex I - 1

EXHIBIT A

to Junior Lien Intercreditor Agreement

[FORM OF]

PRIORITY CONFIRMATION JOINDER

Reference is made to the Junior Lien Intercreditor Agreement, dated as of September 6, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) between BANK OF MONTREAL, as Priority Lien Agent for the Priority Lien Secured Parties (as defined therein), and BANK OF MONTREAL, as Second Lien Collateral Agent for the Second Lien Secured Parties (as defined therein).

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement.

1. Joinder. The undersigned, [                                ], a [                                ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [describe applicable indenture, credit agreement or other document governing the Additional Second Lien Obligations] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [Priority Lien Secured Parties under a Priority Substitute Credit Facility] [Second Lien Secured Parties under the Second Lien Substitute Facility] as [a Priority Lien Agent under a Priority Substitute Credit Facility] [a Second Lien Collateral Agent under a Second Lien Substitute Facility] [Secured Debt Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2. Priority Confirmation.

[Option A: to be used if additional debt constitutes Priority Debt] The undersigned New Representative, on behalf of itself and each Priority Lien Secured Party for which the undersigned is acting as [Administrative Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Priority Lien Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens. [or]

[Option B: to be used if additional debt constitutes Second Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Second Lien Debt that constitutes Second Lien Substitute Facility for which the undersigned is acting as Second Lien Collateral Agent hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

Exhibit A - 1

(a) all Second Lien Obligations will be and are secured equally and ratably by all Second Liens at any time granted by Comstock or any other Grantor to secure any Obligations in respect of the Second Lien Debt, whether or not upon property otherwise constituting Collateral for the Second Lien Debt, and that all such Second Liens will be enforceable by the Second Lien Collateral Agent with respect to the Second Lien Debt for the benefit of all Second Lien Secured Parties equally and ratably;

(b) the New Representative and each holder of Obligations in respect of the Second Lien Debt for which the undersigned is acting are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and Second Liens and the order of application of proceeds from enforcement of Priority Liens and Second Liens; and

(c) the New Representative and each holder of Obligations in respect of the Second Lien Debt for which the undersigned is acting appoints the Second Lien Collateral Agent and consents to the terms of the Intercreditor Agreement and the performance by the Second Lien Collateral Agent of, and directs the Second Lien Collateral Agent to perform, its obligations under the Intercreditor Agreement, the Second Lien Security Agreement and the Second Lien Pledge Agreement, together with all such powers as are reasonably incidental thereto.

3. Full Force and Effect of Intercreditor Agreement. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

4. Governing Law and Miscellaneous Provisions. The provisions of Article IX of the Intercreditor Agreement will apply with like effect to this Priority Confirmation Joinder.

5. Expenses. Comstock agree to reimburse each Secured Debt Representative for its reasonable out of pocket expenses in connection with this Priority Confirmation Joinder, including the reasonable fees, other charges and disbursements of counsel.

Exhibit A - 2

IN WITNESS WHEREOF, the parties hereto have caused this Priority Confirmation Joinder to be executed by their respective officers or representatives as of September 6, 2016.

[insert name of New Representative]

By:
Name:
Title:

The Priority Lien Agent hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Priority Lien Agent for the New Representative and the holders of the Obligations represented thereby]:

as Priority Lien Agent

By:
Name:
Title:

The Second Lien Collateral Agent hereby acknowledges receipt of this Priority Confirmation Joinder [and agrees to act as Second Lien Collateral Agent for the New Representative and the holders of the Obligations represented thereby]:

as Second Lien Collateral Agent

By:
Name:
Title:

Exhibit A - 3

Acknowledged and Agreed to by:

COMSTOCK RESOURCES, INC.

By:
Name:
Title:

Exhibit A - 4

EXHIBIT B

to Junior Lien Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of Priority Lien Security Documents

1.

Security Agreement dated as of March 4, 2015 among Comstock, each of the other Grantors party thereto, and the Priority Lien Agent as collateral agent for the Priority Lien Secured Parties, as amended, modified or restated from time to time in compliance with the Priority Lien Documents.

2.

Pledge Agreement and Irrevocable Proxy dated as of March 4, 2015 among Comstock, each of the other Grantors party thereto, and the Priority Lien Agent as collateral agent for the Priority Lien Secured Parties, as amended, modified or restated from time to time in compliance with the Priority Lien Documents.

3.

Each mortgage and deed of trust entered into pursuant to the Priority Lien Documents, executed and delivered by Comstock or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Priority Lien Agent, to secure the Priority Lien Obligations, as amended, modified or restated from time to time in compliance with the Priority Lien Documents, except to the extent released by the Priority Lien Agent in accordance with this Agreement and the Priority Lien Security Documents.

4.	Each UCC Financing Statement filed in connection with the documents listed in items 1, 2 and 3 of this Part A.

5.

Each deposit account control agreement and securities account control agreement entered into pursuant to the Priority Lien Documents among Comstock or any other Grantor, the Priority Lien Agent, the Second Lien Collateral Agent and the applicable depositary bank or securities intermediary, as amended, modified or restated from time to time in compliance with the Priority Lien Documents.

PART B.

List of Second Lien Security Documents

1.

Second Lien Security Agreement dated as of September 6, 2016 among Comstock, each of the other Grantors party thereto, and the Second Lien Collateral Agent as collateral agent for the Second Lien Secured Parties, as amended, modified or restated from time to time in compliance with the Second Lien Documents.

2.

Second Lien Pledge Agreement and Irrevocable Proxy dated as of September 6, 2016 among Comstock, each of the other Grantors party thereto, and the Second Lien Collateral Agent as collateral agent for the Second Lien Secured Parties, as amended, modified or restated from time to time in compliance with the Second Lien Documents.

Exhibit B - 1

3.

Each mortgage and deed of trust entered into on or after the date hereof, executed and delivered by Comstock or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Second Lien Collateral Agent, to secure the Second Lien Obligations, as amended, modified or restated from time to time in compliance with the Intercreditor Agreement, except to the extent released by the Second Lien Collateral Agent in accordance with this Agreement and the Second Lien Security Documents.

4.	Each UCC Financing Statement filed in connection with the documents listed in items 1, 2 and 3 of this Part B.

5.

Each deposit account control agreement and securities account control agreement entered into after the date hereof among Comstock or any other Grantor, the Priority Lien Agent, the Second Lien Collateral Agent and the applicable depositary bank or securities intermediary, as amended, modified or restated from time to time in compliance with the Intercreditor Agreement.

Exhibit B - 2